                                                                                    EXHIBIT 10.27

OPTION AND LICENSE AGREEMENT

The University of Chicago, an Illinois not-for-profit corporation with principal offices at 5801 South Ellis Avenue, Chicago, Illinois, 60637 (the “University”), and UR Labs, Inc., a California corporation with principal offices at 10901 North Torrey Pines Road, La Jolla, California 92037 (“URL”), enter into this Agreement this ___ day of _________, 1985.

The University represents that it is the sole owner of the entire right, title and interest to [*], and that it has the full authority and right to grant licenses thereunder and to grant rights thereto to URL as stated herein. The patent is based upon research performed by [*]. URL is interested in investigating the possibilities of developing, testing and marketing a pharmaceutical utilizing the invention and, if possible, securing additional patent protection covering the Compound involved in the invention. The parties have agreed that the University will provide URL with a four month exclusive option to determine whether it wishes to license the patent and embark upon a program of development and marketing.

NOW, THEREFORE, the parties agree as follows:

Section 1.  The following terms, as used in this Agreement, shall have the meanings here ascribed to them:

a.  “Compound” shall mean [*] having the chemical structure [*].

b.  “Patents” shall mean U.S. Patent [*] as well as any patent application filed respecting other uses of the Compound, and corresponding foreign patents.

c.  “Net Selling Price” shall mean invoice price fob factory less expenses incurred in the course of business, such as, but not limited to handling,

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packaging, agents fees and commissions, taxes, freight allowances, cash discounts, volume or trade discounts and the like.

Section 2.  Option.

a.  The University hereby grants URL an exclusive option for the period beginning on the date of this Agreement and extending until August 31, 1985 to acquire an exclusive license to make, use and sell the Compound. URL and the University may extend the option by written mutual agreement. URL may exercise the option at any time during the option period by so notifying the University in writing, whereupon the license shall automatically come into force.

b.  URL, at its expense, will engage patent counsel to prepare and prosecute a domestic patent application and such foreign applications based thereon as it shall deem desirable, covering an additional and supplementary use of the Compound. Such application shall be filed in the name of the inventor, [*], and assigned to the University. Should URL elect not to exercise the option herein granted, it shall assign whatever rights it may have in the patent applications to the University which may proceed to prosecute the case thereafter at its expense.

c.  The parties shall ascertain what the U.S. Food and Drug Administration will require to approve a drug based upon the Compound. Any expenses of the University in determining this information, including travel and similar expenses of [*] will be reimbursed by URL.

d.  URL will explore sources of capital to undertake the further development, testing and marketing of the Compound. Included will be an investigation of possible support from the Small Business Innovation Research Program. URL will further investigate sources of supply of the Compound.

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Section 3.  Program for Development and Marketing. Upon exercising the option set forth in 2(a) above, URL will develop, in consultation with [*] and the University, a plan for proceeding with the research, development, testing and registration of a drug based upon the Compound. Such plan shall be modified as circumstances indicate, in consultation with [*] and the University. As shall be further agreed between the parties, some portions of the clinical or other research to be performed for development and registration purposes may be performed at the University under such arrangement for reimbursement of costs as shall be agreed upon between the parties. URL shall diligently proceed with the research, development, testing and registration and shall make every effort to bring a useful product to market as soon as circumstances permit. URL shall furnish status reports at least once a year, beginning one year after the exercise of the option, showing its progress in this program. It is understood that URL may engage [*] as a consultant on this project under terms that shall not conflict with [*] responsibilities as a member of the faculty of the University.

Section 4.  Exclusive License Agreement.

a.  Grant of Exclusive License.

1.  Upon exercise of the option granted in Section 2(a), the University grants and conveys to URL an exclusive license, with the right to sublicense to make, have made, use, or sell Compound and/or products incorporating Compound worldwide under the Patents.

b.  Royalty.

1.  URL shall pay to University a royalty of ______ of the Net Selling Price for Compound sold by URL or any sublicensee or assignee.

2.  University shall also receive ______________ of any revenue received by URL from its sublicensees or assignees in a form other than royalties.

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c.  Royalty Payment Terms and Conditions.

1.  Within 60 days following the close of each quarter, URL shall provide University a written accounting report for the quarter relating to Compound sold and for which a royalty is due hereunder. The report shall set forth units sold and shall indicate the quarterly amount of royalty due and payable hereunder.

2.  Payment of the quarterly royalty shall accompany the quarterly report. Foreign payments should be converted to U.S. currency at the prevailing rate at the time of payment. There shall be deducted from all such payments the amount of any taxes which are required to be withheld therefrom by any governmental authority.

3.  URL shall keep and shall require its sublicensees to keep full and accurate books and records in sufficient detail so that royalties payable hereunder can be properly calculated. URL shall permit and shall require its affiliates and sublicensees to permit independent accountants designated by University, to whom URL has no reasonable objection, to examine said books and records during business hours for the purpose of verifying the accuracy of written reports submitted by URL and the royalties paid or payable.

d.  Exclusive License Conditions.

To maintain any exclusive license granted hereunder as of right in a country where Compound is covered by Patents, URL must exercise due diligence to obtain health registration in each such country, and must commence commercial sale of Compound within three (3) years of obtaining an approved health registration in that country.

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Section 5.  Enforcement of Licensed Patents.

In the event URL alleges that a third party infringes a Licensed Patent, the prima facie determination of infringement shall be made by an Independent Patent Attorney (IPA) satisfactory to both the University and URL, at their joint cost and expense.

(a) If the IPA finds that there is no prima facie evidence of infringement by the alleged infringer, then URL’s obligation to pay royalties under this Agreement shall continue without abatement.

(b) If the IPA finds prima facie evidence of the alleged infringement:

1) URL may elect to institute an action against such third party, in which event:

(A) During the pendency of such action, URL may suspend payment of royalties under the patent in suit in the country of such action to the extent of any costs actually incurred in such action; and

(B) If URL finally prevails, it shall thereafter resume paying royalties, subject to URL’s recovery therefrom of costs of litigation not theretofore recovered and shall retain all damages which it may collect; and

(C) If URL finally loses:

(i) Because the third party is held not to be infringing, URL shall thereafter resume paying royalties and shall, in addition, pay to University such royalty payments as were suspended under the terms of Section 5(b)(1)(A) hereof.

(ii) Because the patent is held invalid, URL shall cease paying royalties in the country in which such invalidity has been finally adjudicated, provided

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that Compound is covered or the use thereof is covered only by claims which have been held invalid.

2) If within one hundred twenty (120) days after the determination of prima facie infringement, URL does not elect to institute such an infringement action, the University may elect to file such an infringement action, in which event:

(A) URL shall continue to pay royalties during the pendency of the action; and

(B) If University finally prevails, URL shall continue to pay royalties as set forth in Section 4, provided that if University is required to grant a license to the infringer, then URL’s royalty rate shall be reduced to the lowest rate granted to such an infringer;

(C) If the University finally loses:

(i) Because the third party is held not to be infringing, URL will continue to pay royalties as set forth in Section 4 hereof;

(ii) Because the patent is held invalid, URL shall cease paying royalties in the country in which such invalidity has been finally adjudicated, provided the Compound is covered or the use thereof is covered only by claims which have been held invalid.

(3) URL shall not be entitled to recover, as a credit or otherwise, royalties paid before a final judgment of invalidity.

(4) If neither URL nor University elects to institute an infringement action, URL shall not be relieved of its obligations to pay royalties hereunder.

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Section 6.  Term of Agreement, Termination.

(a) The term of this Agreement shall be from the effective date hereof until the expiration of the option period specified in section 2(a) and subject to the exercise of the option specified in Section 2(a) until the expiration of the last to expire of the Licensed Patents.

(b) URL may terminate this Agreement, in whole or with respect to any Licensed Patent upon thirty (30) days prior written notice.

(c) If URL shall at any time default in any obligation under this Agreement, including but not limited to failing to make any report, pay any royalties or minimums, or permit the inspection of its books and records as hereinabove required, or fails for a period of three years from the date the option in Section 2(a) is exercised to make substantial progress to bring the invention to the market, and such default shall not be cured within sixty (60) days after written notice from the University to URL specifying the nature of the default, or in the event URL pays into escrow, royalties which have accrued hereunder, then URL shall have the right to terminate the URL license granted to URL hereunder by giving written notice to URL and such termination shall be effective on the date of such notice.

(d) Any termination pursuant hereto shall not relieve either party of any obligation or liability accrued hereunder prior to such termination, nor rescind or give rise to any right to rescind anything done or any payments made or other consideration given hereunder prior to the time of such termination.

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Section 7.  Warranty. University warrants and represents that it has the full right and power to grant the options and license set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement. University makes no other representation or warranty, express or implied, nor does University assume any liability in respect to any infringement of any patent or other right of third parties due to URL’s activities under the License.

Section 8.  Indemnity. URL agrees to indemnify and hold harmless University and its employees and agents and [*] from and against any and all claims, damages and liabilities asserted by third parties, both government and private, arising from URL’s sale of Compound to ultimate consumers and their use thereof.

Section 9.  General Conditions.

a.  Notices. Any payment, notice or other communication required or permitted to be made or given to either Party hereto pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified or registered mail, postage prepaid, addressed to it at its address set forth or to such other address as it shall designate by written notice given to the other Party as follows:

In the case of University:

Donald Sigal, Director
Office of Sponsored Programs
The University of Chicago
970 East 58th Street
Chicago, Illinois 60637

In the case of URL:

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William Drell, Ph.D., President
UR Labs, Inc.
10901 North Torrey Pines Road
La Jolla, California 92037

b.  Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Illinois.

c.  Changes to Agreement. This Agreement may not be changed except by an instrument in writing signed by duly authorized officers or representatives of both of the parties hereto.

d.  Assignment. This Agreement shall not be assignable by URL without the prior written consent of URL, which consent will not be unreasonably withheld, except to a successor in ownership of all or substantially all of the business assets of URL, and which successor shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by URL.

e.  Prior Agreements. This instrument is the complete and final Agreement between the parties hereunder with respect to the matters treated herein, and supersedes all previous negotiations, agreements, commitments, writings and understandings whether written or oral.

f.  Patent Marking.URL shall mark and shall require its sublicenses to mark the packaging material for the Compound with the U.S. Patent number under which the Compound is licensed.

g.  URL shall have no right to use the name or other designations of the University in connection with any sales or promotion of Compound without the express written consent of the University.

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h.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its officers as of the day and year first written.

UR LABS, INC. By: /s/ William Drell William Drell Title: President	THE UNIVERSITY OF CHICAGO By: /s/ Donald Sigel Donald Sigel Title: Director, Office of Sponsored Programs
Date: June 4, 1985	Date: May 8, 1985

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UR LABS, INC.

10901 North Torrey Pines Road

La Jolla, California 92037

August 15, 1985

Donald Sigal, Director
Office of Sponsored Programs
University of Chicago
970 East 58th Street
Chicago, IL 60637

Gentlemen:

In accordance with Paragraph 2a. of the Option and License agreement dated May 8, 1985, UR Labs, Inc. is hereby exercising its option to acquire an exclusive license to make, use, and sell [*] and any of its congeners under U.S. Patent [*]. This is to take effect immediately.

UR Labs, Inc. By: /s/ William Drell William Drell President	Acknowledged, The University of Chicago By: /s/ Donald Sigal Donald Sigal Director, Office of Sponsored Programs
Date: Sept. 9, 1985

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AMENDMENT TO OPTION

AND LICENSE AGREEMENT

The University of Chicago, an Illinois not-for-profit corporation (the “University”) and U.R. Labs, Inc., a California corporation (“URL”) enter into this agreement this 17th day of September, 1987 to amend the Agreement dated May 8, 1985 between them. The parties agree to amend Section 4, paragraph b (1) of such agreement to read as follows:

1.
URL shall pay the University a royalty of [*] of the Net Selling Price for Compound sold by URL or any sublicensee or assignee under a U.S. patent. URL shall pay to the University [*] of any royalties (or income in lieu of royalties) received by URL from licensing or assigning rights to have made, use, or sell compound and/or products incorporating Compound under patents other than a U.S. patent.

In all other respects the agreement of May 8, 1985 shall remain in effect as previously agreed upon.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

UR LABS, INC. By: /s/ William Drell William Drell Its: President	THE UNIVERSITY OF CHICAGO By: /s/ Janett Trubatch Janett Trubatch Its: Associate Vice President for Research

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SECOND AMENDMENT TO OPTION AND LICENSE AGREEMENT

The University of Chicago, an Illinois not-for-profit corporation (the “University”) , ARCH Development Corporation, an Illinois not-for-profit corporation (“ARCH”) and UR Labs, Inc., a California corporation (“URL”) enter into this Agreement this 3rd day of March, 1989.

The University and URL entered into an Option and License Agreement (the “Agreement”) dated May 8, 1985 which granted URL an option, and, if it exercised the option, a license respecting the development and marketing of a patent or patents identified therein (the “patent”), based on research performed by [*]. URL exercised the option in the Agreement and is exclusive licensee of the patent. On September 17, 1987 the University and URL entered into an amendment to the Agreement, altering royalty terms of the Agreement. Since then the University formed ARCH to handle technology arising at the University, and ARCH has undertaken to represent the University’s interests with respect to the Agreement.

ARCH and URL have discussed a new patent application to be filed on additional potential uses of the Compound covered by the patent. It is the purpose of this amendment to add ARCH as a party, indicate the arrangements concerning the additional patent application and further modify royalty terms of the Agreement.

THEREFORE, PARTIES AGREE AS FOLLOWS:

1. URL, using patent counsel of its choosing, shall prepare, file and prosecute a domestic patent application on the new development [*], and will pay all costs for such actions. URL shall apply for and prosecute, at its expense, such foreign applications based on the domestic patent as in its discretion it deems wise, which actions shall be at its expense. All such patent application, domestic and foreign, shall be assigned to ARCH. URL shall advise ARCH of the countries in which it will seek patent protection and permit ARCH at its expense to apply for patent applications based on the domestic patent application in any other countries, provided that the notice shall be early enough such that ARCH may make such application. URL shall pay the expense of maintenance of any such new patent application, and if it decides

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to discontinue payment shall offer to assign the patent or patent application to ARCH so that it may continue such patent or patent applications.

2. Section 4, paragraph b as amended is further amended to read as follows:

a. URL shall pay to the University [*] of all royalties received by URL from the sublicensing of any patent covered by this Agreement, based on the Net Selling Price for Compound sold. Should URL sell any product based upon the patent directly, or through a subsidiary, it shall pay the University [*] of the Net Selling Price for Compound sold.

b. URL shall pay the University [*] of any up-front fees on domestic licensing of the patent and [*] of foreign up-front fees on current contracts or future contracts with [*]. If ARCH finds a new sublicensee and URL executes a contract with such licensee, URL will pay the University [*] of any up-front fees, whether on domestic or foreign sublicenses. If URL initiates any future sublicenses, URL will pay [*] of the up-front fees on domestic licenses and [*] of the up-front fees on foreign licenses on such sublicenses. The arrangements regarding up-front fees, as delineated herein, will apply also to any revenues received by URL from the patent in any form other than royalties. The distribution of up-front fees does not apply to [*], or fees paid to [*] to sublicense the compound.

3. In recognition of ARCH’s role in this Agreement, wherever the word “University” is used in the Agreement, the words “ARCH” shall be understood to be inserted. However, all payments hereunder shall be made to the University and the University and ARCH shall arrange for the appropriate distribution of such payments between them.

4. Section 9 of the Agreement is amended to change the addressee for notice for the University and add an address for notice ARCH as follows:

The University of Chicago
Office of Research Administration
970 East 58th Street
Chicago, Illinois 60637

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ARCH Development Corporation
The University of Chicago
1115-25 East 58th Street
Chicago, Illinois 60637

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its authorized representatives as of the day and year first written.

UR LABS, INC. By: /s/ William Drell William Drell Title: President	THE UNIVERSITY OF CHICAGO By: /s/ University of Chicago Representative
Date: 3/3/89	Date: 2/14/89
ARCH DEVELOPMENT CORPORATION By: /s/ ARCH Development Corporation Representative Date: 2/14/89

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AGREEMENT RELATED TO PROGENICS’ MNTX IN-LICENSE

THIS AGREEMENT (the “Agreement”) is entered into as of this 22nd day of December, 2005 and is effective as of the "Effective Date" by and among the University of Chicago, acting on behalf of itself and its affiliate ARCH Development Corporation (the “University”), Progenics Pharmaceuticals, Inc., a corporation of the State of Delaware (“Progenics”), Progenics Pharmaceuticals Nevada, Inc. (“ProNev”)and Wyeth, acting through its Wyeth Pharmaceuticals Division, a corporation of the State of Delaware (“Wyeth”).

BACKGROUND

A.  The University and UR Labs, Inc., a corporation of the State of Nevada (“UR Labs”) entered into an Option and License Agreement dated as of May 8, 1985, as amended (the “University Agreement”), under which the University granted UR Labs a license, with the right to sublicense, under certain patent rights and know-how of the University;

B.  UR Labs and Progenics entered into a Sublicense Agreement dated as of September 21, 2001 (the “UR Labs-Progenics Agreement”), under which UR Labs granted Progenics a license, with the right to further sublicense, under certain patent rights and know-how, including the patent rights, and know-how licensed by the University to UR Labs under the University Agreement;

C. On December 22, 2005, UR Labs assigned the UR Labs-Progenics Agreement together with all patent rights and know-how licensed thereunder to ProNev, a wholly-owned subsidiary of Progenics, in connection with the acquisition of substantially all of the assets of UR Labs by ProNev;

D.  On even date herewith, Progenics and Wyeth are entering into a License and Co-Development Agreement (the “Progenics-Wyeth Agreement”) granting Wyeth a license, with the right to sublicense, under certain patent rights and know-how, including the patent rights and know-how licensed by the University to UR Labs under the University Agreement and the patent rights and know-how licensed by ProNev to Progenics under the UR Labs-Progenics Agreement;

E. Wyeth has requested that the University make certain acknowledgments, consents, waivers, representations and agreements as a prerequisite to entering into the Progenics-Wyeth Agreement;

F.  The University has requested that Progenics and ProNev make certain acknowledgements, consents, waivers, representations and agreements as set forth in this Agreement; and

G. The University, Progenics, and ProNev will benefit financially and otherwise from the Progenics-Wyeth Agreement and therefore desire to make the requested

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acknowledgments, consents, waivers, representations and agreements subject to the terms and conditions set forth below.

AGREEMENT

In consideration of the foregoing, and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged by the parties, the parties agree as follows:

1.	Definitions

Unless specifically defined in the text of this Agreement, all capitalized terms used in this Agreement shall have the meanings ascribed to them below:

Compound. “Compound” means [*] which is chemically defined as [*], and its pharmacologically acceptable salts, together with their solvates, hydrates, hemihydrates, metabolites, pro-drugs, esters, and if applicable, any isomers or racemates thereof, [*]. The “Compound” does not include the Excluded Molecules.

Control or Controlled. “Control” or “Controlled” means with respect to any material, item of information, or intellectual property right, the possession, whether by ownership or license, of the right to grant a license or other equivalent right with respect thereto.

Effective Date. “Effective Date” means the date on which all of the following shall have occurred: (1) this Agreement shall have been duly executed and delivered by all of the Parties hereto;and (2) the Progenics-Wyeth Agreement shall have been duly executed and delivered by Progenics and Wyeth and shall be in full force and effect.

Excluded Molecules.“Excluded Molecules” means [*], chemically defined as [*], and its pharmacologically acceptable salts, together with their solvates, hydrates, hemihydrates, metabolites, pro-drugs, esters, and if applicable, any isomers or racemates thereof, [*].

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Patent Rights. “Patent Rights” means any and all (a) U.S. or foreign patents, (b) U.S. or foreign patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (c) all U.S. or foreign patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, and (d) any other form of government-issued right substantially similar to any of the foregoing.

Product. “Product means any product containing the Compound as an active ingredient.

University Compound. “University Compound” means [*], which, for clarity, includes the Compound.

University Patents.“University Patents” means those patents and patent applications listed on Schedule 2.10 to this Agreement; and any other patents and patent applications owned by the University (whether solely or jointly with others) which claim one or more [*], or processes for preparing one or more [*], or intermediates for preparing one or more [*], or uses of one or more [*], or dosage, packaging or means of delivery for one or more [*]; as well as all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions of any of the foregoing, in each case to the extent that they claim the University Compound or [*].

University Know-How. “University Know-How” means all technology and information, including without limitation methods, processes, techniques, compounds, drawings, indications, data, results of tests or studies (including clinical studies previously performed with respect to the University Compound, expertise and trade secrets, whether patentable or not, relating to the University Compound or necessary or useful for the commercialization of Products, existing on the date hereof or at any time during the term of this Agreement, which is owned or controlled by University.

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2.	University Acknowledgments, Consents, Waivers, Representations, Warranties, and Agreements

2.1.  Reservation of University Rights. In making this Agreement, the University reaffirms, and where appropriate each provision shall be read to be subject to, the University’s reservation to itself, subject to the rights granted pursuant to the University Agreement, of the worldwide right to (i) practice the inventions claimed in the University Patents, and (ii) make, have made, use, import, offer to sell and sell, transfer and disclose the University Compound, the University Patents and the University Know-How in each case solely for educational and non-commercial research purposes, which it may choose in its own discretion and without payment to any party therefore.

2.2.  Consent to Progenics-Wyeth Agreement. The University acknowledges that it has reviewed the Progenics-Wyeth Agreement and hereby consents to Progenics’ grant of the sublicense to Wyeth pursuant to the Progenics-Wyeth Agreement.

2.3.  Scope of License Under University Agreement. The University acknowledges and agrees that subject to the reservation in Section 2.1, pursuant to the University Agreement, the University granted to UR Labs an exclusive license under all rights in and to the University Compound, the University Patents and the Unversity Know-How. The University further acknowledges that, to the knowledge of the senior management of its technology transfer office (UCTech), as of this date, it does not own any patent, patent application, or other intellectual property rights not included in the rights granted to UR Labs under the University Agreement that would be infringed (or if issued or granted would be infringed) by the commercialization of the Compound as contemplated by the Progenics-Wyeth Agreement.

2.4.  University Agreement in Effect; No Breach. The University Agreement is in full force and effect. The University will notify Progenics and Wyeth of any breach of the University Agreement by ProNev or other termination event or termination of which the University has knowledge. The University acknowledges that, as of the Effective Date of this Agreement, to its knowledge UR Labs and ProNev are current in all payment obligations required by the University Agreement, and the University irrevocably waives any claims to the contrary.

2.5.  Waiver of Claims. The University irrevocably waives any claims that, prior to the Effective Date, UR Labs or ProNev failed to satisfy any of the diligence requirements set forth in Section 3 of the University Agreement. The University irrevocably waives any claims that, prior to the Effective Date of this Agreement, UR Labs or ProNev failed to fulfill any of its obligations under the University Agreement or otherwise failed to comply with the terms and conditions of the University Agreement.

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2.6.  Enforcement Procedure. During the term of the Progenics-Wyeth Agreement, the University irrevocably waives compliance with the first paragraph of Section 5 of the University Agreement that requires an Independent Patent Attorney to make a prima facie determination in the event of alleged third party infringement. Rather, the University hereby agrees that during the term of the Progenics-Wyeth Agreement, Wyeth shall have the right to enforce the University Patents to the same extent, and following the same procedure as set forth, in the Progenics-Wyeth Agreement with respect to the Progenics Patent Rights.

2.7.  Access to University Information. The University hereby consents to Progenics sharing with Wyeth and any of its Affiliates and Sublicensees (as such terms are defined in the Progenics-Wyeth Agreement) all information provided by the University to Progenics under Section 7(a) of the letter agreement dated as of September 20, 2001 (the “2001 Letter Agreement”) between the University and Progenics.

2.8.  Right of First Negotiation. With respect to inventions Controlled by the University that relate to [*] arising after this date during the term of the Progenics-Wyeth Agreement, if the University has not licensed such invention(s) to UR Labs, ProNev or Progenics, the University grants Wyeth a right of first refusal to negotiate a license to such invention(s) provided it is not obligated to license, or offer a right of first refusal to, such invention(s) to any third party. Wyeth acknowledges that Progenics has a right of first refusal in Section 3 of the 2001 Letter Agreement which takes precedent over the right granted to Wyeth in the preceding sentence. If a license is not executed [*], then such right of first refusal expires and University shall be free to license said invention(s) to any third party(s). With respect to any invention conceived or first reduced to practice in the performance of a federal grant, contract, or cooperative agreements: such invention shall be subject to the requirements of 35 U.S.C. Section 200 et. seq., as amended, and the implementing regulations and policies pertaining thereto.

2.9.  Third Party Agreements. University hereby represents, warrants and covenants that it has not, and prior to the expiration or termination of the Progenics-Wyeth Agreement will not, enter into any agreement or arrangement which conflicts with its obligations under the University Agreement or that restricts, impairs or renders conditional the rights granted to UR Labs under the University Agreement (except as permitted pursuant to Section 5.1). University hereby agrees that, if requested by ProNev or a third party, it will not without Wyeth’s written permission consent to any assignment of the University Agreement from ProNev to such third party if such assignment would modify or alter (a) any of the rights obtained by Progenics under the UR Labs-Progenics Agreement or by Wyeth under the Progenics-Wyeth Agreement or (b) any of the limitations placed on ProNev (and consequently placed on such third party) as a consequence of the UR Labs-Progenics Agreement.

2.10.  University Patents. The University represents and warrants that, to its knowledge, Schedule 2.10-A identifies all University Patents owned solely by the

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University (the “Solely Owned University Patents”), and Schedule 2.10-B identifies all University Patents owned jointly with UR Labs or ProNev (the “Jointly Owned University Patents”), in each case along with the following information with respect to each identified Patent Right, as applicable: (i) country, (ii) title, (iii) application number, (iv) application filing date, (v) patent number, (vi) patent issue date, (vii) listed inventor(s), and (viii) current owner. The Solely Owned University Patents and the Jointly Owned University Patents identified on Schedule 2.10 (meaning both 2.10-A and 2.10-B) constitute all of the University Patents as of the Effective Date.

2.11.  University Employees. To University’s knowledge, all University employees who contributed to the development of the University Know-How and University Patents were obligated under University policies to assign all of their rights in such know-how and Patent Rights to the University.

2.12.  Consent to Assignment of University Agreement to ProNev. The University hereby consents to the assignment by UR Labs of all of its rights, title and interests in the University Agreement to ProNev and ProNev’s assumption of the same from UR Labs pursuant to the Agreement and Plan of Reorganization dated as of December 21, 2005 by and among Progenics, ProNev, UR Labs, and the shareholders of UR Labs, pursuant to which ProNev expressly assumed the performance of all the terms and conditions of the University Agreement to be performed by UR Labs from and after December 21, 2005.

3.	Progenics and ProNev Acknowledgments and Agreements

3.1.  University Payments. University Payments. As a result of the UR Labs Acquisition and in accordance with Section 6.2.4 of the Progenics-Wyeth Agreement, Progenics and ProNev (collectively, the “Progenics Parties”) hereby acknowledge and agree that they are responsible for the ongoing payment to University of all University Payments. The “University Payments” are equal to the amounts that, [*].

3.2.  University Payments and the Wyeth Agreement. Without limiting the generality of the definition of University Payments in Sections 3.1, the Progenics Parties and University hereby acknowledge and agree that, pursuant to compromises reached between Progenics Parties and University as to the amounts due to University as a result of the application of the provisions of the University Agreement and the UR Labs-Progenics Agreement to amounts payable with respect to the Progenics-Wyeth Agreement, the University Payments due to the University related to the Progenics-Wyeth Agreement include the following:

3.2.1.  Reimbursement of [*]. University agrees [*].

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3.2.2.  [*]. University and Progenics Parties agree that [*], the following shall be due to University as University Payments: (i) with respect to [*], and (ii) with respect to [*].

3.2.3.  [*]. University and Progenics Parties agree that [*], the University Payments shall be calculated as follows: [*].

3.2.4.  Royalties. Pursuant to [*].

3.3.  Guarantee by Progenics. Progenics shall guarantee the full payment by ProNev of all University Payments pursuant to the guarantee attached hereto as Exhibit A.

4.	Wyeth Indemnity of University

4.1.  Wyeth will indemnify, defend and hold harmless the University and each of its employees, officers, trustees, agents, and each person identified as a student of the University or as an inventor of a patent or patent application which is part of the rights being granted to Wyeth and its Affiliates pursuant to the Progenics-Wyeth Agreement (each, a “University Indemnified Party”) from and against any and all liability, loss, damage, expense (including attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the University Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of: (a) any [*] on the part of Wyeth or its Affiliates in performing any activity contemplated by this Agreement; (b) [*]; or (c) the material breach by Wyeth of any of its representations, warranties or covenants set forth in the Progenics-Wyeth Agreement; except, in each case, to the extent caused by [*].

5.	Termination of the University Agreement

5.1.  Termination Not Caused by Progenics Default

5.1.1.
Direct License to Progenics. During the term of the Progenics-Wyeth Agreement and solely for the purpose of maintaining the continuity of the license granted by ProNev to Progenics of the UR Labs-Progenics Agreement, in the event that the University License Agreement is terminated for any reason other than as a result of Progenics’ uncured material breach of the UR Labs-Progenics Agreement (a “Progenics Non-Defaulting Termination”), subject to the occurrence of the Progenics Non-Defaulting Termination, the University hereby grants and agrees to grant to Progenics a direct license under the University Patents and University Know-How, which license shall be on the terms and conditions of the University Agreement (as amended) and this Agreement. Furthermore, in such event, the license granted by the University to Progenics under this

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Section 5.1.1 shall remain in effect for the duration of the license granted by Progenics to Wyeth under the Progenics-Wyeth Agreement. ProNev and Progenics hereby consent to the University’s grant of such a license to Progenics. For purposes of this Section, the University Agreement shall be deemed terminated on either (i) the date of termination pursuant to the University Agreement after giving effect to any cure or grace periods, or (ii) in the event ProNev initiates litigation or arbitration challenging the existence of a termination event, the date of a final determination of termination by a court of competent jurisdiction or binding arbitration panel.

5.1.2.
Termination of Direct License to Progenics. In the event that the sublicense granted by ProNev to Progenics under the UR Labs-Progenics Agreement is terminated, in whole or in part, for an uncured material breach thereof caused by Progenics, the license granted by the University to Progenics under Section 5.1.1 shall likewise be automatically terminated to the same extent.

5.1.3.
Payments in the Event of Progenics Non-Defaulting Termination. In consideration of the direct license granted by the University to Progenics under Section 5.1.1, in the event of a Progenics Non-Defaulting Termination of the University Agreement, Progenics shall pay to the University any payments which ProNev would have been required to pay to the University under the University Agreement (had the University Agreement remained in effect) in connection with the sublicense of the University Patents and University Know-How under the Progenics-Wyeth Agreement at such times such payments would have otherwise become due under the University Agreement. Progenics shall be entitled to deduct any amount paid to the University under this Section 5.1.2 from any amounts that Progenics owes to ProNev under the UR Labs-Progenics Agreement.

5.1.4.
Restatement of License Agreement. In the event of a Progenics Non-Defaulting Termination of the University Agreement, at Progenics’ or the University’s request, Progenics and the University shall enter into an agreement memorializing and restating the direct license granted to by the University to Progenics under Section 5.1 on the terms and conditions provided for in this Agreement.

5.2.  Termination Caused by Progenics.

5.2.1.	Direct License To Wyeth. Solely for the purpose of maintaining the continuity of the license granted by Progenics to Wyeth pursuant to the

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Progenics-Wyeth Agreement, in the event that (a) the University License Agreement is terminated as a result of Progenics’ uncured material breach of the UR Labs-Progenics Agreement that was not, in turn, caused by Wyeth’s uncured material breach of the Progenics-Wyeth Agreement or (b) there has been a Progenics Non-Defaulting Termination of the University Agreement but the license granted in Section 5.1.1 above is subsequently terminated for any reason other than as a result of Wyeth’s uncured breach of the Progenics-Wyeth Agreement (each of (a) and (b) a “Wyeth Non-Defaulting Termination”), subject to the occurrence of the Wyeth Non-Defaulting Termination, the University hereby grants and agrees to grant to Wyeth a direct license under the University Patents and University Know-How on the terms and conditions of the University Agreement (as amended) and this Agreement. Furthermore, in such event, the licenses granted by the University to Wyeth under this Section 5.2.1 shall remain in effect for the duration of the license granted by Progenics to Wyeth under the Progenics-Wyeth Agreement. UR Labs and Progenics hereby consents to the University’s grant of such a license to Wyeth. For purposes of this Section, the University Agreement or the license granted in Section 5.2 shall be deemed terminated on either (i) the date of termination pursuant to the relevant agreement after giving effect to any cure or grace periods, or (ii) in the event the Progenics initiates litigation or arbitration challenging the existence of a termination event, the date of a final determination of termination by a court of competent jurisdiction or binding arbitration panel.

5.2.2.
Termination of Direct License to Wyeth. In the event that the sublicense granted by Progenics to Wyeth under the Progenics-Wyeth Agreement is terminated in whole or in part, for an uncured material breach thereof caused by Wyeth, the license granted by the University to Wyeth under Section 5.2.1 shall likewise be automatically terminated to the same extent.

5.2.3.
Payments in the Event of Wyeth Non-Defaulting Termination. In consideration of the direct license granted by University to Wyeth under Section 5.2.1, in the event of a Wyeth Non-Defaulting Termination of the University Agreement or the license granted under Section 5.1.1, Wyeth shall pay to the University any and all payments which ProNev would have been required to pay to the University under the University Agreement (had the University Agreement remained in effect) in connection with the sublicense of the University Patents and University Know-How under the Progenics-Wyeth Agreement at such times as such payments would have otherwise become due under the University Agreement. Wyeth shall be entitled to deduct any amount paid to the University under this Section 5.2.3 from any amounts that Wyeth owes to Progenics under the Progenics-Wyeth Agreement.

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5.2.4.
Restatement of License Agreement. In the event of a Wyeth Non-Defaulting Termination of the University Agreement or the license granted under Section 5.1.1, at Wyeth’s request, Wyeth and the University shall enter into an agreement memorializing and restating the direct license granted to by the University to Wyeth under Section 5.2 on the terms and conditions provided for in this Agreement.

6.	Miscellaneous Provisions

6.1.  Prior Agreements. In the event of a conflict between this Agreement and any provision of the University Agreement, the UR Labs-Progenics Agreement, or the 2001 Letter Agreement (collectively the “Prior Agreements”), then this Agreement will control. To the extent the provisions in this Agreement conflict with a provision of any Prior Agreement, then such prior agreement shall be and hereby is amended to render it consistent with this Agreement. However, except as set forth in this Agreement, the Prior Agreements remain in full force and effect.

6.2.  Further Assurances. At the request and expense of any other party hereto, each party hereto will cooperate in any reasonable effort to carry out the intentions of this Agreement, including, without limitation, providing such further assurances, and executing such further consents, agreements, and releases, as are reasonably required by the requesting party to allow it to fully enjoy the benefits of this Agreement.

6.3.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

6.4.  Amendments. This Agreement may be amended or modified at any time or from time to time only by an express written agreement, signed by all parties to this Agreement, and which expressly refers to this Agreement.

6.5.  Waivers. The failure of any party to require performance by another party of any provision hereof, or to enforce any remedies it may have against such other party, shall in no way affect the right thereafter to enforce this Agreement and require full performance by any other party. The waiver by a party of any breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of that provision or of any other provision.

6.6.  Severability. If any provision of this Agreement shall be adjudicated to be invalid or unenforceable in any action or proceeding for any reason, whether in its entirety or in any portion, then such part shall be deemed amended, if possible, or

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deleted, as the case may be, from this Agreement in order to render the remainder of this Agreement and any provision hereof both valid and enforceable.

6.7.  Entire Agreement. This Agreement, together with the University Agreement, the UR Labs-Progenics Agreement and the Progenics-Wyeth Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof.

6.8.  Counterparts. This Agreement may be executed in any number of counterparts which taken together shall constitute one and the same instrument.

6.9.  Governing Law. All matters affecting the interpretation, validity and performance of this Agreement shall be governed by the laws the state of New York.

6.10.  Independent Contractors. In the performance of this Agreement no party is authorized or empowered to act as agent for any other party for any purpose and shall not on behalf of any other party enter into any contract, warranty, or other representation as to any matter. No party shall be bound by the acts, conduct, obligations, representations or warranties of any other party.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

The University of Chicago    Wyeth, acting through  its Wyeth
On Behalf of itself and its Affiliate,   Pharmaceuticals Division
ARCH Development Corporation

By:_/s/ AEP Thomas________________  By:_/s/ Mark L. Lee__________

Name: _AEP Thomas_______________  Name: _Mark L. Lee_________

Title: _Director, Office of Technology&   Title: _Senior Vice President-Global
 Intellectual Property_______ Business Development______

Progenics Pharmaceuticals Nevada, Inc.  Progenics Pharmaceuticals, Inc.

By:_/s/ Mark R. Baker_______    By:_/s/ Mark R. Baker________

Name: _Mark R. Baker________    Name: _Mark R. Baker_________

Title: _Secretary_____________    Title: _Senior Vice President &
 General Counsel_______

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SCHEDULE 2.10
UNIVERSITY PATENTS

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EXHIBIT A
PROGENICS GUARANTEE

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